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                                                                      EXHIBIT 11
                VARIAN ASSOCIATES, INC. AND SUBSIDIARY COMPANIES
               COMPUTATION OF NET EARNINGS PER SHARE IN ACCORDANCE
                      WITH INTERPRETIVE RELEASE NO. 34-9083



(Shares in Thousands)                                              1997           1996           1995
                                                                ----------     ----------     ----------
Actual weighted average shares outstanding for the period           30,451         31,024         33,648

Dilutive employee stock options                                      1,136          1,051          1,554
                                                                ----------     ----------     ----------

Weighted average shares outstanding for the period                  31,587         32,075         35,202
                                                                ==========     ==========     ==========



(Dollars in millions, except per share amounts)

Net earnings from continuing operations                         $    115.6     $    122.1     $    105.8
Net earnings from discontinued operations                               --             --           33.5
                                                                ----------     ----------     ----------

Net earnings applicable to fully diluted earnings per share     $    115.6     $    122.1     $    139.3
                                                                ==========     ==========     ==========


Net earnings per share based on SEC interpretive release
  No. 34-9083:

   Net earnings from continuing operations                      $     3.66     $     3.81     $     3.01
   Net earnings from discontinued operations                            --             --           0.95
                                                                ----------     ----------     ----------

Net earnings per share - Fully Diluted(1)                       $     3.66     $     3.81     $     3.96
                                                                ==========     ==========     ==========


(1) There is no significant difference between fully diluted net earnings per share and primary net earnings per share.